As filed with the Securities and Exchange Commission on March 26, 2009
Registration No. 333-143991

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0863886 (I.R.S. Employer Identification Number)
Terminal Tower, 50 Public Square, Suite 1100
Cleveland, Ohio 44113
(216) 621-6060
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
FCE Statutory Agent, Inc.
Terminal Tower, 50 Public Square, Suite 1360
Cleveland, Ohio 44113
(216) 621-6060
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Thomas A. Aldrich, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
(216) 566-5500

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     On June 22, 2007, Forest City Enterprises, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) an automatically effective Registration Statement on Form S-3 (File No. 333-143991) (the “Registration Statement”) for the registration of the resale of 1,250,000 shares of the Company’s Class A Common Stock owned by selling shareholders listed in the prospectus supplement filed with the Commission on July 5, 2007.
     In compliance with the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of Class A Common Stock that remain unsold and are covered by the Registration Statement on the date hereof. Based upon information received from the selling shareholders, the Company believes that all shares of Class A Common Stock covered by this Registration Statement have been sold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on March 26, 2009.

FOREST CITY ENTERPRISES, INC.

By: /s/ Robert G. O’Brien Robert G. O’Brien
Executive Vice President
and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert B. Ratner*	Co-Chairman of the Board and Director	March 26, 2009
Albert B. Ratner

/s/ Samuel H. Miller* Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	March 26, 2009

/s/ Charles A. Ratner	President, Chief Executive Officer and Director	March 26, 2009
Charles A. Ratner	(Principal Executive Officer)

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 26, 2009

/s/ Linda M. Kane Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	March 26, 2009

/s/ James A. Ratner*	Executive Vice President and Director	March 26, 2009
James A. Ratner

/s/ Ronald A. Ratner*	Executive Vice President and Director	March 26, 2009
Ronald A. Ratner

/s/ Brian J. Ratner*	Executive Vice President and Director	March 26, 2009
Brian J. Ratner

/s/ Bruce C. Ratner*	Executive Vice President and Director	March 26, 2009
Bruce C. Ratner

/s/ Deborah Ratner Salzberg*	Director	March 26, 2009
Deborah Ratner Salzberg

/s/ Michael P. Esposito, Jr.*	Director	March 26, 2009
Michael P. Esposito, Jr.

Signature	Title	Date

/s/ Scott S. Cowen*	Director	March 26, 2009
Scott S. Cowen

/s/ Jerry V. Jarrett*	Director	March 26, 2009
Jerry V. Jarrett

/s/ Joan K. Shafran*	Director	March 26, 2009
Joan K. Shafran

/s/ Louis Stokes*	Director	March 26, 2009
Louis Stokes

/s/ Stan Ross*	Director	March 26, 2009
Stan Ross

*	The undersigned, pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

/s/ Charles A. Ratner Charles A. Ratner, Attorney-in-Fact	March 26, 2009